Exhibit 99.1
FOR IMMEDIATE RELEASE
TRANSATLANTIC BOARD OF DIRECTORS REJECTS
UNSOLICITED, CONDITIONAL EXCHANGE OFFER BY VALIDUS
Files 14D-9 with the SEC Recommending Stockholders Not Exchange Any Shares
Adopts Limited Stockholder Rights Plan
          New York, N.Y. — July 28, 2011 — Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic”) today announced that its Board of Directors, after consultation with its independent financial and legal advisors, has unanimously determined to recommend that stockholders reject Validus Holdings, Ltd.’s (NYSE: VR) (“Validus”) Exchange Offer to acquire all the outstanding common shares of Transatlantic (the “Exchange Offer”).
          Transatlantic remains committed to the terms of the merger agreement that it entered into with Allied World Assurance Company Holdings, AG (NYSE: AWH) (“Allied World”) on June 12, 2011 (the “Allied World Merger Agreement”). Under the terms of the Allied World Merger Agreement, Transatlantic stockholders will receive 0.88 Allied World common shares for each share of Transatlantic common stock (together with cash in lieu of any fractional shares). The Transatlantic Board of Directors believes that the transaction with Allied World will provide greater long-term value potential to Transatlantic’s stockholders than Validus’ Exchange Offer. The Transatlantic Board reaffirms its recommendation of, and its declaration of advisability with respect to, the Allied World Merger Agreement.
          “We strongly urge Transatlantic stockholders to reject Validus’ inferior and highly conditional Exchange Offer,” said Richard S. Press, Chairman of the Transatlantic Board of Directors. “We offered Validus the opportunity to conduct due diligence in order to address the uncertainties and inaccuracies in its offer, but Validus is unwilling to sign the standard confidentiality agreement that is required under our existing merger agreement with Allied World. The confidentiality agreement that we have asked Validus to sign contains substantially the same terms and conditions that Allied World agreed to, including a standstill provision, which we believe are reasonable and appropriate. In contrast, Validus sent to us a draft confidentiality agreement without a standstill and including provisions that would have allowed Validus to use, and publicly disclose, Transatlantic’s confidential information for its own purposes.”
          In reaching its conclusion to reject the Validus Exchange Offer, the Transatlantic Board of Directors noted, among other considerations, that the Validus Exchange Offer:
•	delivers inferior long-term value creation potential for Transatlantic stockholders;

•	economically disadvantages Transatlantic stockholders and does not adequately reflect Transatlantic’s contributions to the combined company;

•	provides lower book value per share to Transatlantic stockholders;

•	is based on erroneous assumptions that are not supported by diligence;

•	poses significant uncertainty with respect to ratings outcome;

•	includes meaningful uncertainties; and

•	has a high level of conditionality.

     Transatlantic has made the Board of Director’s position on the Validus Exchange Offer available to stockholders in a solicitation/recommendation statement on Schedule 14D-9, which has been filed with the Securities and Exchange Commission (“SEC”) and published on Transatlantic’s website at www.transre.com.
Limited Stockholders Rights Plan
          Transatlantic also announced that its Board of Directors has adopted a limited duration Stockholder Rights Plan (the “Rights Plan”). The Rights Plan, which has a term of one year and a 10% beneficial ownership threshold, is designed to encourage the fair and equal treatment of Transatlantic’s stockholders in connection with any initiative to acquire effective control of the company. The Rights Plan is intended to reduce the likelihood that any person or group would gain control of Transatlantic by open market accumulation or otherwise without paying a control premium for all common stock. The adoption of the Rights Plan is not intended to prevent a transaction that is determined by the Board of Directors to be fair, advisable and in the best interests of all of Transatlantic’s stockholders.
          Under the terms of the Rights Plan, Transatlantic’s stockholders will receive a non-taxable dividend of one right (the “Right”) for each share of Transatlantic’s common stock held as of the close of business on August 8, 2011. Each Right is attached to and trades with the associated share of common stock. The Rights will become exercisable only if (i) a person acquires beneficial ownership of 10% or more of Transatlantic’s common stock (or, in the case of a person who beneficially owned 10% or more of Transatlantic’s common stock on the date the Rights Plan was adopted, such person acquires beneficial ownership of additional common stock representing 1% of Transatlantic’s outstanding common stock after adoption of the Rights Plan and while the beneficial owner of 10% or more of Transatlantic’s common stock then outstanding) (an “Acquiring Person”), (ii) 10 business days (or such later date as the Board of Directors may determine) after the commencement of a tender offer or exchange offer by a third party if such tender offer or exchange offer has not commenced as of July 27, 2011, if upon consummation thereof, such party would become an Acquiring Person, or (iii) immediately prior to the acceptance for payment of Transatlantic’s common stock tendered pursuant to any tender offer or exchange offer commenced by a third party prior to, and pending as of July 27, 2011, if upon consummation thereof, such party would become an Acquiring Person. Allied World is exempted as an Acquiring Person solely in connection with actions taken pursuant to the Allied World Merger Agreement.
          A person who becomes an Acquiring Person may be subject to significant dilution in their holdings. The Board of Directors may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Rights Plan.
          The Rights will trade with Transatlantic’s common stock, and the Board of Directors may terminate the Rights Plan or redeem the Rights prior to the time the Rights are triggered.
          Further details about the Rights Plan will be contained in a Form 8-K to be filed with the SEC. The above description is only a summary. Interested persons are urged to read the full Rights Plan filed with the SEC.
Securities Litigation
          Transatlantic today filed a lawsuit against Validus in the United States District Court for the District of Delaware, alleging that Validus violated the securities laws by making false and misleading statements to Transatlantic’s stockholders in Validus’ proxy and tender offer materials. The lawsuit seeks to compel Validus to correct its misstatements and omissions made in recent public filings so that Transatlantic stockholders can make an informed decision regarding the Validus Exchange Offer.
          Goldman, Sachs & Co. and Moelis & Co. LLC are acting as financial advisors and Gibson, Dunn & Crutcher LLP is acting as legal counsel to Transatlantic.
About Transatlantic Holdings, Inc.
          Transatlantic Holdings, Inc. (“TRH”) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd. and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis — structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.
          Visit — www.transre.com — for additional information about TRH.
Additional Information about the Proposed Merger with Allied World and Where to Find It
          Allied World has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Transatlantic and Allied World that also constitutes a prospectus of Allied World in connection with a proposed merger between Transatlantic and Allied World. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Allied World may file with the SEC or send to their stockholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the preliminary joint proxy statement/prospectus filed and other relevant documents that will be filed with the SEC (including the definitive joint proxy statement/prospectus), as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
Additional Information About the Validus Exchange Offer
          This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the Exchange Offer commenced by Validus, Transatlantic has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information about the Validus Exchange Offer. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.
Participants in the Solicitation

          Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders and the preliminary joint proxy statement/prospectus related to the proposed merger, which was filed by Allied World with the SEC on July 7, 2011. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders and the preliminary joint proxy statement/prospectus related to the proposed merger, which was filed with the SEC on July 7, 2011. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, may be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.
Cautionary Note Regarding Forward-Looking Statements
          This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Transatlantic’s or Allied World’s stockholder approval or the failure to satisfy other conditions to completion of the proposed merger with Allied World, including receipt of regulatory approvals; risks that the proposed merger disrupts current plans and operations; risks that the unsolicited Validus Exchange Offer disrupts current plans and operations, including the proposed merger; the ability to retain key personnel; the ability to recognize the benefits of the proposed merger; the amount of the costs, fees, expenses and charges related to the proposed merger and the Validus Exchange Offer; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of loss reserves; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors; and other risks detailed in the “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Transatlantic’s Form 10-K and other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Transatlantic is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.
Contacts:
Investors:
Transatlantic Holdings, Inc.
Thomas V. Cholnoky
Senior Vice President, Investor Relations
1-212-365-2292
investor_relations@transre.com

or
Georgeson Inc.
Tom Gardiner
1-212-440-9872
Donna Ackerly
1-212-440-9837
dackerly@georgeson.com
Media:
Joele Frank, Wilkinson Brimmer Katcher
Steve Frankel/Matt Sherman
1-212-355-4449
sfrankel@joelefrank.com
msherman@joelefrank.com
or
Brainerd Communicators
Anthony Herrling/JoAnne Barrameda
1-212-986-6667
Ex. 738 (Herrling)/ex. 749 (Barrameda)
herrling@braincomm.com
barrameda@braincomm.com